UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2003

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona (Address of Principal Executive Offices)		85053 (Zip code)

Registrant’s telephone number, including area code (602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure.
SIGNATURE
INDEX TO EXHIBITS
Exhibit 99.1

Item 5. Other Events and Required FD Disclosure.

On October 9, 2003, Hypercom Corporation announced that it has sold its micro-ticket leasing business, Golden Eagle Leasing, Inc., to Northern Leasing Systems Inc. Northern Leasing paid Hypercom $30.0 million in cash for all of Golden Eagle’s assets, exclusive of cash, and additionally assumed its related liabilities.

Further information regarding the transaction is available in the press release attached to this Form 8-K as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: October 9, 2003	/s/ John W. Smolak

John W. Smolak Executive Vice President and Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release, dated October 9, 2003, announcing the sale of Hypercom Corporation’s micro-ticket leasing business, Golden Eagle Leasing, Inc., to Northern Leasing Systems Inc. *

*	Filed herewith.